PHOENIX-SENECA FUNDS
                          INVESTMENT ADVISORY AGREEMENT


        THIS AGREEMENT made effective as of the ___ day of January, 1998 by and between PHOENIX-SENECA FUNDS, a Delaware business trust having an office and principal place of business located at 909 Montgomery Street, San Francisco, California 94133 (the "Trust") and PHOENIX INVESTMENT COUNSEL, INC., a Massachusetts corporation having an office and principal place of business located at 56 Prospect Street, Hartford, Connecticut 06115 (the "Adviser").

                                WITNESSETH THAT:

        1. The Trust hereby appoints the Adviser to act as investment adviser to the Trust on behalf of the following series of the Trust established and designated by the Trustees on or before the date hereof, namely the Phoenix-Seneca Growth Fund, the Phoenix-Seneca Mid-Cap "EDGE(sm)" Fund, the Phoenix-Seneca Bond Fund, and the Phoenix-Seneca Real Estate Securities Fund (the "Existing Series"), for the period and on the terms set forth herein. The Adviser accepts such appointment and agrees to render the services described in this Agreement for the compensation herein provided.

        2. In the event that the Trustees desire to retain the Adviser to render investment advisory services hereunder with respect to one or more additional series ("Additional Series"), the Trust shall notify the Adviser in writing. If the Adviser is willing to render such services, it shall notify the Trust in writing, whereupon such Additional Series shall become subject to the terms and conditions of this Agreement.

        3. The Adviser shall furnish continuously an investment program for the Existing Series and any Additional Series which may become subject to the terms and conditions set forth herein (sometimes collectively referred to as the "Series") and shall manage the investment and reinvestment of the assets of each Series, subject at all times to the supervision of the Trustees.

        4. (a) With respect to managing the investment and reinvestment of the Series' assets, the Adviser shall provide, at its own expense:

               (i)  Investment research, advice and supervision;

               (ii) An investment program for each Series consistent with its investment objectives;

              (iii) Implementation of the investment program for each Series including the purchase and sale of securities; and


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               (iv) Regular reports to the Trustees on the implementation of each Series' investment program.

          (b) The Adviser shall also provide, at its own expense:

               (i) Advice and assistance on the general operations of the Trust;

               (ii) Compliance support for Trust operations;

              (iii) Preparation of registration statements, amendments to registration statements, proxy materials and other Trust documents, to the extent required by law or directed by the Trustees; and

               (iv) Advice and assistance of Adviser's General Counsel to the extent permitted by law and by applicable standards of professional responsibility.

        5. The Adviser shall, for all purposes herein, be deemed to be an independent contractor.

         6. The Adviser shall furnish at its own expense, or pay the expenses of the Trust, for the following:

          (a) Office facilities, including office space, furniture and equipment;

          (b) Personnel necessary to perform the functions required to manage the investment and reinvestment of each Series' assets (including those required for research, statistical and investment work), and to fulfill the other functions of the Adviser hereunder;

          (c) Personnel to serve without salaries from the Trust as officers or agents of the Trust. The Adviser need not provide personnel to perform, or pay the expenses of the Trust for, services customarily performed for an open-end management investment company by its national distributor, custodian, financial agent, transfer agent, auditors and legal counsel; and

          (d) Compensation and expenses, if any, of the Trustees who are also full-time employees of the Adviser or any of its affiliates; and

          (e) Any subadviser recommended by the Adviser and appointed to act on behalf of the Trust.


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        7. All costs and expenses not specifically referred to herein as payable by the Adviser shall be paid by the Trust. Such expenses shall include, but shall not be limited to, all expenses (other than those specifically referred to as being borne by the Adviser) incurred in the operation of the Trust and any public offering of its shares, including, among others, interest, taxes, brokerage fees and commissions, fees of Trustees who are not employees of the Adviser or any of its affiliates, expenses of Trustees' and shareholders' meetings including the cost of printing and mailing proxies, insurance premiums for fidelity and other coverage, expenses of repurchase and redemption of shares, expenses of issue and sale of shares (to the extent not borne by its national distributor under its agreement with the Trust), expenses of printing and mailing stock certificates representing shares of the Trust, association membership dues, charges of custodians, transfer agents, dividend disbursing agents and financial agents, and bookkeeping, auditing and legal expenses. The Trust will also pay the fees and bear the expense of registering and maintaining the registration of the Trust and its shares with the Securities and Exchange Commission and registering or qualifying its shares under state or other securities laws and the expense of preparing and mailing prospectuses and reports to shareholders. Additionally, if authorized by the Trustees, the Trust shall pay for extraordinary expenses and expenses of a non-recurring nature which may include, but not be limited to, the reasonable and proportionate cost of any reorganization or acquisition of assets and the cost of legal proceedings to which the Trust is a party.

        8. For providing the services and assuming the expenses outlined herein, the Trust agrees that the Adviser shall be compensated as follows:

          (a) Within ten days after the end of each month, the Trust shall pay the Adviser a monthly fee with respect to each Series at the following annual rates:

               Phoenix-Seneca Growth Fund                  0.70%
               Phoenix-Seneca Mid-Cap "EDGE(sm)" Fund      0.80%
               Phoenix-Seneca Bond Fund                    0.50%
               Phoenix-Seneca Real Estate Securities Fund  0.75%

               The amounts payable to the Adviser with respect to each Series shall be based upon the average of the values of the net assets of such Series as of the close of business each day, computed in accordance with the Trust's then current registration statement.

          (b) Compensation shall accrue immediately upon the effective date of this Agreement.


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                                      -4-


          (c) If there is termination of this Agreement during a month, each Series' fee for that month shall be proportionately computed upon the average of the daily net asset values of such Series for such partial period in such month.

          (d) The Adviser agrees to reimburse the Trust for the amount, if any, by which the total operating and management expenses for any Series (including the Adviser's compensation, pursuant to this paragraph, but excluding taxes, interest, costs of portfolio acquisitions and dispositions and extraordinary expenses), for any "fiscal year" exceed the level of expenses which such Series is permitted to bear under the most restrictive expense limitation (which is not waived by the state) imposed on open-end investment companies by any state in which shares of such Series are then qualified. Such reimbursement, if any, will be made by the Adviser to the Trust within five days after the end of each month. For the purpose of this subparagraph (d), the term "fiscal year" shall include the portion of the then current fiscal year which shall have elapsed at the date of termination of this Agreement.

        9. As to one or more of the Series, the Adviser may enter into one or more agreements with a subadviser in which the Adviser delegates to the subadviser the performance of any or all of the services specified herein; provided that (a) each such agreement imposes on the subadviser all the duties and conditions to which the Adviser is subject with respect to the covered services; (b) each agreement meets the requirements of the Investment Company Act of 1940, as amended (the "1940 Act") and the rules thereunder; and (c) the Adviser shall not enter into a subadvisory agreement unless it is approved by the Trustees and the shareholders of the affected Series, if required under the 1940 Act, prior to implementation. The Adviser shall evaluate and recommend any such subadviser and shall remain responsible for the day-to-day management of the Series.

        10. The services of the Adviser to the Trust are not to be deemed exclusive, the Adviser being free to render services to others and to engage in other activities. Without relieving the Adviser of its duties hereunder and subject to the prior approval of the Trustees and subject further to compliance with applicable provisions of the 1940 Act, the Adviser may appoint one or more agents to perform any of the functions and services which are to be provided under the terms of this Agreement upon such terms and conditions as may be mutually agreed upon among the Trust, the Adviser and any such agent.

        11. The Adviser shall not be liable to the Trust or to any shareholder of the Trust for any error of judgment or mistake of law or for any loss suffered by the Trust or by any shareholder of the Trust in connection with the matters to which this Agreement relates, except a



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                                      -5-

loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Adviser in the performance of its duties hereunder (provided that the foregoing shall not be construed to protect the Adviser from liability under the 1940 Act, other federal or state securities law or common law).

         12. It is understood that:

          (a) Trustees, officers, employees, agents and shareholders of the Trust are or may be "interested persons" of the Adviser as directors, officers, stockholders or otherwise;

          (b) Directors, officers, employees, agents and stockholders of the Adviser are or may be "interested persons" of the Trust as Trustees, officers, shareholders or otherwise; and

          (c) The existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder.

        13. This Agreement shall become effective with respect to the Existing Series as of the date stated above (the "Contract Date") and with respect to any Additional Series, on the date specified in the notice to the Trust from the Adviser in accordance with paragraph 2 hereof that the Adviser is willing to serve as Adviser with respect to such Additional Series. Unless terminated as herein provided, this Agreement shall remain in full force and effect for a period of two years following the Contract Date, and, with respect to each Additional Series, until the next anniversary of the Contract Date following the date on which such Additional Series became subject to the terms and conditions of this Agreement and shall continue in full force and effect for periods of one year thereafter with respect to each Series so long as (a) such continuance with respect to any such Series is approved at least annually by either the Trustees or by a "vote of the majority of the outstanding voting securities" of such Series and (b) the terms and any renewal of this Agreement with respect to any such Series have been approved by a vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" of any such party cast in person at a meeting called for the purpose of voting on such approval.

        Any approval of this Agreement by a vote of the holders of a "majority of the outstanding voting securities" of any Series shall be effective to continue this Agreement with respect to such Series notwithstanding (a) that this Agreement has not been approved by a "vote of a majority of the outstanding


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                                      -6-

voting securities" of any other Series of the Trust affected thereby and (b) that this Agreement has not been approved by the holders of a "vote of a majority of the outstanding voting securities" of the Trust, unless either such additional approval shall be required by any other applicable law or otherwise.

        14. The Trust may terminate this Agreement with respect to the Trust or to any Series upon 60 days' written notice to the Adviser at any time, without the payment of any penalty, by vote of the Trustees or, as to each Series, by a "vote of the majority of the outstanding voting securities" of such Series. The Adviser may terminate this Agreement upon 60 days' written notice to the Trust, without the payment of any penalty. This Agreement shall immediately terminate in the event of its "assignment".

        15. The terms "majority of the outstanding voting securities", "interested persons" and "assignment", when used herein, shall have the respective meanings in the 1940 Act.

        16. The Adviser hereby grants the Trust a non-exclusive license to use "Phoenix" in its name and its business and warrants that it has the right to grant such a license. In the event of termination of this Agreement, or at the request of the Adviser, the Trust will eliminate all reference to "Phoenix" from its name, and will not thereafter transact business in a name using the word "Phoenix" in any form or combination whatsoever, or otherwise use the word "Phoenix" as part of its name. The Trust will thereafter in all prospectuses, advertising materials, letterheads, and other material designed to be read by investors and prospective investors delete from its name the word "Phoenix" or any approximation thereof. If the Adviser chooses to withdraw the Trust's right to use the word "Phoenix", it agrees to submit the question of continuing this Agreement to a vote of the Trust's shareholders at the time of such withdrawal.

        17. Reference is hereby made to the Agreement and Declaration of Trust dated December 18, 1995 establishing the Trust, to the Trust's Certificate of Trust, also dated December 18, 1995, which is on file with the Office of the Secretary of State of the State of Delaware, and to any and all amendments thereto. The name Phoenix-Seneca Funds refers to the Trustees under said Agreement and Declaration of Trust, as Trustees and not personally, and no Trustee, shareholder, officer, agent or employee of the Trust shall be held to any personal liability in connection with the affairs of the Trust; only the trust estate under said Agreement and Declaration of Trust is liable. Without limiting the generality of the foregoing, neither the Adviser nor any of its officers, directors, partners, shareholders or employees shall, under any circumstances, have recourse or cause or willingly permit recourse to be had directly or indirectly to any personal, statutory, or other liability of any shareholder, Trustee, officer, agent or employee of the Trust or of any successor of the Trust, whether such liability now exists or is hereafter incurred for claims against the trust estate.



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        18. This Agreement shall be construed and the rights and obligations of the parties hereunder enforced in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.


                                      PHOENIX-SENECA FUNDS


                                      By:__________________________________
                                         Gail P. Seneca
                                         President


                                      PHOENIX INVESTMENT COUNSEL, INC.


                                      By:__________________________________
                                         Michael E. Haylon
                                         President